Brownstein Hyatt Farber

410 Seventeenth Street

Twenty-Second Floor

Denver, Colorado 80202-4437

Bhf-law.com

May 8, 2005

JMG Exploration, Inc.

Suite 2600 , 500 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 2V6

Attention: Randall Gates

RE:

JMG Exploration, Inc.

Dear Mr. Gates:

We hereby consent to the reference to our firm under the caption “Experts” in the Prospectus constituting a part of the Registration Statement on Form SB-2 of JMG Exploration, Inc.

Sincerely,

BROWNSTEIN HYATT & FARBER, P.C.